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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 11, 1999 (except for Note 9, as to which the date is June 25, 1999), in the Registration Statement (Form S-1 No. 333-78713) and related Prospectus of Net2Phone, Inc. for the registration of shares of its common stock.


                                              /s/ Ernst & Young LLP

New York, New York
July 19, 1999